EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-155763) of Meadowbrook Insurance Group, Inc.,
(2)	Registration Statement (Form S-8 No. 333-38929) pertaining to the 401(k) Profit Sharing Plan of Meadowbrook, Inc.,
(3)	Registration Statement (Form S-8 No. 333-177287) pertaining to the Meadowbrook Insurance Group, Inc. 2011 Stock Option Plan,
(4)	Registration Statement (Form S-8 No. 333-103453) pertaining to the Meadowbrook Insurance Group, Inc. 2002 Stock Option Plan, and
(5)	Registration Statement (Form S-8 No. 333-163602) pertaining to the Meadowbrook Insurance Group, Inc. 2009 Equity Compensation Plan;

of our reports dated March 8, 2013, with respect to the consolidated financial statements and schedules of Meadowbrook Insurance Group, Inc. and the effectiveness of internal control over financial reporting of Meadowbrook Insurance Group, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Detroit, Michigan
March 8, 2013